UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2012

DUKE ENERGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32853	20-2777218
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 South Tryon Street, Charlotte, North Carolina 28202

(Address of Principal Executive Offices, including Zip code)

(704) 594-6200

(Registrant’s telephone number, including area code)

CAROLINA POWER & LIGHT COMPANY

d/b/a Progress Energy Carolinas, Inc.

(Exact Name of Registrant as Specified in its Charter)

North Carolina	001-3382	56-0165465
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 S. Wilmington Street

Raleigh, North Carolina 27601-1748

(Address of Principal Executive Offices, including Zip code)

(704) 594-6200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 7.01.  Regulation FD Disclosure.

On October 12, 2012, Carolina Power & Light Company d/b/a Progress Energy Carolinas, Inc. (“Progress Energy Carolinas”) filed a rate case with the North Carolina Utilities Commission (the “NCUC”) requesting an average 11 percent increase in net retail revenues, or approximately $359 million increase in rates.  The requested increase is premised upon a North Carolina retail rate base of $6.9 billion and an 11.25% return on equity on a 55.4% equity component of the capital structure.  The rate increase request is primarily driven by capital investments for plant modernization and recovery of costs.  A procedural schedule has not yet been established, but if approved by the NCUC, rates are expected to go in effect in mid-2013.

Item 9.01.  Financial Statements and Exhibits.

(d)         Exhibits.

99.1                                                   Summary of Progress Energy Carolinas Rate Case Filing in North Carolina

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION

Date: October 12, 2012	By:	/s/ Marc E. Manly
	Name:	Marc E. Manly
	Title:	Executive Vice President and Chief Legal Officer and Corporate Secretary

CAROLINA POWER & LIGHT COMPANY d/b/a Progress Energy Carolinas, Inc.

Date: October 12, 2012	By:	/s/ Marc E. Manly
	Name:	Marc E. Manly
	Title:	Executive Vice President and Chief Legal Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Summary of Progress Energy Carolinas Rate Case Filing in North Carolina